UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2021

WESTERN NEW ENGLAND BANCORP, INC.

(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation)	001-16767 (Commission File Number)	73-1627673 (I.R.S. Employer Identification No.)
141 Elm Street
Westfield, Massachusetts (Address of principal executive offices)		01085 (zip code)

Registrant's telephone number, including area code: (413) 568-1911

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	WNEB	NASDAQ

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 20, 2021, Western New England Bancorp, Inc. (“WNEB” or the “Company”) entered into a Subordinated Note Purchase Agreement (the “Purchase Agreement”) with certain qualified institutional buyers (the “Purchasers”) pursuant to which the Company issued and sold, at 100% of their principal amount, $20 million aggregate principal amount of the Company’s 4.875% fixed-to-floating rate subordinated notes due 2031 (the “Notes”).

The Notes have a stated maturity of May 1, 2031, and bear interest (i) at a fixed rate of 4.875% per year, from and including the original issue date to but excluding May 1, 2026 or the earlier redemption date, computed on the basis of a 360-day year consisting of twelve 30-day months, payable quarterly in arrears on May 1, August 1, November 1 and February 1 of each year, beginning August 1, 2021 and (ii) from and including May 1, 2026 to but excluding the maturity date or earlier redemption date, at a floating interest rate per year, reset quarterly, equal to the benchmark rate, which is the 90-day average secured overnight financing rate, plus 412 basis points determined on the determination date of the applicable interest period, computed on the basis of a 360-day year and the actual number of day elapsed, payable quarterly in arrears on May 1, August 1, November 1 and February 1 of each year. The Notes are redeemable, in whole or in part, on or after May 1, 2026, and at any time upon the occurrence of certain events.

The Purchase Agreement contains customary representations, warranties and covenants made by the Company, on the one hand, and the Purchasers, severally and not jointly, on the other hand. The Notes were offered and sold by the Company to eligible purchasers in a private offering in reliance on the exemption from the registration requirements of Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and the provisions of Rule 506 of Regulation D thereunder.

The Purchase Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description herein of the Purchase Agreement is a summary and is qualified in its entirety by reference to the form of the Purchase Agreement.

The payment of the principal on the Notes may only be accelerated upon the occurrence of certain bankruptcy or receivership related events relating to the Company or a major subsidiary depository institution of the Company, in which case, the principal of all of the Notes shall become due and payable.

The Company expects to use the net proceeds of the offering for general corporate purposes, including funding organic growth and the repurchase of the Company’s common stock.

This description of the Notes does not purport to be complete and is qualified in its entirety by reference to the form of Subordinated Note which is attached as Exhibit 4.1 hereto and is incorporated herein by reference. A copy of the press release announcing the foregoing is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

In connection with the closing of the Offering, the Company issued a press release pursuant to Rule 135c under the Securities Act. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

The exhibits required by this item are set forth on the Exhibit Index attached hereto.

Exhibit Number	Description

4.1	Form of 4.875% Fixed-to-Floating Subordinated Note due 2031 (included as Exhibit A to the Purchase Agreement filed as Exhibit 10.1 hereto).
10.1	Form of Subordinated Note Purchase Agreement, dated April 20, 2021, by and among Western New England Bancorp, Inc. and the Purchasers identified therein.
99.1	Press Release of Western New England Bancorp, Inc. dated April 20, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST	WESTERN NEW ENGLAND BANCORP, INC.

Date: April 20, 2021	By:	/s/ Guida R. Sajdak
Guida R. Sajdak
Chief Financial Officer